EXHIBIT 99.1

Seller Table	No of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Weighted Average Age	Weighted Average FICO	Weighted Average Combined LTV	Weighted Average Coupon	% Owner Occupied
DLJ Mortgage Capital, Inc.	2,055	113,914,189.55	47.18	3	698	95.52	11.309	86.54
Accredited Home Lenders Inc.	853	54,561,971.46	22.6	6	680	97.67	11.443	99.71
MortgageIT, Inc.	235	18,628,305.57	7.72	5	694	96.98	10.071	94.4
Mortgage Store Financial Inc. (The)	166	13,485,347.91	5.59	5	707	99.11	10.613	95.75
First Magnus Financial Corporation	137	7,402,771.10	3.07	4	713	93.24	10.542	83.08
Other	499	33,438,888.03	13.85	4	700	96.65	10.999	88.91
Total:	3,945	241,431,473.62	100	4	695	96.41	11.138	90.86